UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 27, 2013


                              WESTERN GRAPHITE INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-54665                  20-8055672
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

4100 W. Flamingo Road, Suite 2750, Las Vegas, NV                    89103
   (Address of principal executive offices)                      (Zip Code)

                                 (702) 922-2700
              (Registrant's telephone number, including area code)

                                       n/a
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

AGREEMENT TO ACQUIRE AMORF GRAPHITE PROPERTY

Effective February 27, 2012, our company entered into an asset purchase agreement with Dr. Ahmet Unsal ("Dr. Unsal") for the acquisition of all the rights, title and interest in certain lands covering approximately 495 hectares and known as the Amorf Graphite property and located in the district of Bozyazi, in the village of Cabukkoyaoi, Mersin Province Turskey. Closing of the agreement is subject to our satisfactory completion of due diligence on the property. A full copy of the asset purchase agreement is attached hereto as Exhibit 10.1.

In consideration for the acquisition of these claims, our company has agreed to the following:

(a) upon execution and delivery of this Agreement, our company will forward the equivalent of US$1,500,000, such consideration to be paid in shares of our company at a deemed valuation equivalent to $0.50 per share.

(b) upon closing of two subsequent financings, our company will pay Dr. Unsal US$750,000 approximately six months after listing on the OTC.BB stock exchange and the remaining US$750,000 six months after the first payment of US$750,000 has been paid to Dr. Unsal, per such financing to Dr. Unsal;

(c) upon successful completion of our company's purchase, Mr. Seyit Kucuk shall be appointed as president and chief operating officer and shall manage all exploration efforts of our company, and shall travel to investment bankers and other investors in various countries on behalf of our company (the cost of such travel shall be borne by our company);

(d) upon successful completion of our company's purchase, Mr. Seyit Kucuk shall appoint one member to our company's board of directors or management team;

(e) any and all shares paid to Dr. Unsal that he is associate, representatives or assigns shall be restricted for a period of one year from the date of our company's purchase, and as such cannot be sold, transferred, hypothecated or otherwise traded for a period of one year; and

(f) all shares must be delivered to the Vendor within 30-45 business days from the date that this contract is received back by our company.

In addition to the terms, the parties agree to each bear their own respective finder's fees, costs and expenses associated with the transaction, unless otherwise agreed in to writing.

AGREEMENT TO ACQUIRE PURE FLAKE GRAPHITE PROPERTY

Effective March 4, 2013, our company entered into an agreement of purchase and sale with Seyit Kucuk for the acquisition of five (5) claims located in the Omineca Mining Division of the Province of British Columbia. The claims, which cover approximately 2,524 hectares, are known as the "Pure Flake Graphite" property and are subject to a 2% net milling royalty.

In consideration for the acquisition of these claims, our company will issue an aggregate of 10,000,000 shares of our company's common stock, within 14 days on execution of the agreement of purchase and sale. Upon closing, our company will assume and be responsible for all obligations, liabilities and claims of any nature, accruing, arising out of, or relating to the 2% milling royalty.

The description of the agreements contained in this Item 1.01 are a summary and are qualified in its entirety by reference to the copies of the agreements attached hereto as exhibits, and which are incorporated herein by reference.

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
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Asset Purchase Agreement dated February 27, 2013

10.2 Agreement of Purchase and Sale dated March 4, 2013

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GRAPHITE INC.


/s/ Michael Noble
--------------------------------
Michael Noble
President and Director

Date: March 7, 2013

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